EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders kNutek Holdings, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated June 11, 2002 with respect to the financial statements of kNutek Holdings, Inc., included in the Registration Statement on Form SB-2 and consent to the use of our name in the "Experts" section of this Registration Statement.





                              /s/  HANSEN, BARNETT & MAXWELL

June 18, 2002
Salt Lake City, Utah